                                                                                                                                                                                                         Exhibit 10.2

IR-LIMITED DIRECTOR DEFERRED COMPENSATION
AND STOCK AWARD PLAN II

            WHEREAS, Ingersoll-Rand Company Limited (the "Company") maintains the IR-Limited Director Deferred Compensation and Stock Award Plan (the "DDCSAP") which was originally effective on January 1, 1997; and

            WHEREAS, the DDCSAP was last amended and restated in its entirety effective January 1, 2001 and was thereafter amended from time to time; and

            WHEREAS, the DDCSAP was frozen with respect to all deferrals to the extent such deferrals would otherwise be subject to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS, the Company desires to provide for deferrals of amounts subject to Code Section 409A on substantially the same terms as those provided under the DDCSAP (to the extent such terms are not inconsistent with Code Section 409A);

            NOW, THEREFORE,the Company hereby adopts this IR-Limited Director Deferred Compensation and Stock Award Plan II (the "Plan"), effective as of January 1, 2005:

1.         Unless and until the Plan is amended, the terms of the Plan shall be those of the DDCSAP, which terms are hereby incorporated in their entirety by this reference (other than the second paragraph of Section 1 thereof), provided that nothing in Section 3.1 thereof shall preclude or invalidate any election that may otherwise be made pursuant to Q&A-21 of IRS Notice 2005-1.

2.         Any amount that would otherwise have been deferred or credited under the DDCSAP but that cannot be so deferred or credited pursuant to the terms of the second paragraph of Section 1 of the DDCSAP shall be deferred or credited under the Plan.

3.         The Plan is intended to comply with the requirements of Code Section 409A, and, notwithstanding any other provision of the Plan to the contrary (including the provisions of Paragraph 1 above), the Plan shall be interpreted and administered in accordance with the terms of
            Code Section 409A and any regulations or other guidance issued thereunder.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized representative on this 31st day of December, 2004.

                                                                                                                INGERSOLL-RAND COMPANY LIMITED

                                                                                                                By: /s/ Timothy McLevish__________________________
                                                                                                                      Timothy McLevish
                                                                                                                      Senior Vice President and Chief Financial Officer